CONTRACT OF AFFREIGHTMENT
                   entered into this 27th day of August, 2007

                                     Between

                        VOYAGEUR MARINE TRANSPORT LIMITED
         of 171 of Metler Rd. RR1, Ridgeville, Ontario, Canada, L0S 1M0
                                       And
                          VOYAGEUR MARITIME TRADER INC.
         of 171 of Metler Rd. RR1, Ridgeville, Ontario, Canada, L0S 1M0
                           (hereinafter the "Owners")

                                       And

                             LOWER LAKES TOWING LTD.
     of P.O Box 1149, 517 Main Street, Port Dover, Ontario, Canada, N0A 1N0,

                         (hereinafter the "Charterers")

WITNESSETH:

In consideration of the mutual promises contained herein, and subject to the conditions and provisions hereinafter set forth, the parties agree as follows:

1.    Contract Vessel:

      Owners shall employ the "Maritime Trader" the details of which are detailed in Schedule 1 for service under this Contract of Affreightment ("COA").

2.    Term of COA:

      The term of this Agreement shall begin on August 27, 2007 for the transportation provided herein and terminate on December 31, 2011. Thereafter, this agreement shall be renewed from year to year, unless the Charterers provide Owners with a Cancellation Notice within six (6) months of the end of the then current term.

3.    Navigation Season:

      Cargoes shall be shipped during the navigation season between April 15th and December 20th. Cargoes shipped outside the navigation season between December 20th and April 15th must be mutually agreed upon. Any late season charges that Charterers obtain from its customer in this respect shall be passed upon Owners.

4.    Quantity/Number of Voyages:

      From and after the date hereof, Charterers will have the sole and exclusive right to use and employ the Vessel as Charterters, in their sole discretion, may decide, subject to the provisions herein.

      Owners acknowledge that the purpose of this COA is to provide Charterers with additional tonnage to enable Charterers to service the contracts they have entered or will enter with their various customers (the "Customer Contracts"), in particular, but not exclusively, with Cargill Limited, Bunge North America, Inc., ADM Agri-Industries Company and James Richardson International Limited ("JRI"). In particular, Owners acknowledge that it is the intention of Charterers to use the Vessel primarily to service contract with JRI (the "JRI Contract") as same may be amended from time to time.

      During this Agreement, Charterers shall endeavour to provide for transportation and Owners shall transport in each Navigation Year the following quantities between various ports in the Great Lakes and the St. Lawrence River ports:

         2007 1st Navigation Season August 27 to December 20, 2007 - approx. 300,000 metric tonnes

         2008 2nd Navigation Season April 1 to December 20, 2008 - approx. 500,000 metric tonnes

         2009 3rd Navigation Season April 1 to December 20, 2009 - approx. 500,000 metric tonnes

         2010 4th Navigation Season April 1 to December 20, 2010 - approx. 500,000 metric tonnes +

         2011 5th Navigation Season April 1 to December 20, 2011 - approx. 500,000 metric tonnes

      The above quantities are estimates only and Charterers do not warrant same. If JRI or some other customer fails to provide the quantity of cargo it is committed to pursuant to its Customer Contract, Charterers shall claim from the latter the cancellation fees agreed upon, if such fees have been agreed, in which case, any such fees thereby collected shall be passed on to Owners. The foregoing shall constitute the extent of any obligation of Charterers to Owners, in case, the quantity carried for a navigation season is less than the estimates provided herein and in no event should Charterers be obliged to pay dead-freight or other compensation for the failure to provide owners with the estimated quantity.

5.    Indemnity:

      Owners agrees to indemnify, save and hold Charterers, free and harmless from and against any and all claims, demands, liabilities, damages, losses, judgments, awards, causes of action at law or in equity, including reasonable attorney's fees, for death of or injury to persons or loss of damage to property, by whomever owned or incurred, arising out of Owners' performance of, or any breach of any term in, this Agreement.

      Charterers agrees to indemnify, save and hold Owners free and harmless from and against any and all claims, demands, liabilities, damages, losses, judgments, awards, causes of action at law or inequity, including reasonable attorney's fees, for death of or injury to persons or loss of or damage to property, by whomever owned or incurred, arising out of any breach by Charterers of any term in this Agreement.

      Notwithstanding the foregoing, in no event will either party be liable to the other for any incidental, consequential or special damages.

6.    Load Port:

      Charterers shall provide one safe berth at any ports located in the Great Lakes or in the St. Lawrence River or at any other ports as may be agreed upon by the parties, where cargo is to be loaded as per Charterers' directions. Whenever possible, Charterers agree to provide the maximum cargo that the vessel is able to lift at the applicable load line.

7.    Discharge Ports:

      Cargoes shall be discharged at Charterers' direction in a safe berth at a port located in the Great Lakes or the St. Lawrence River one or at any other ports as may be agreed upon by the parties.

8.    Cargo:

      (a) Charterers shall be at liberty to carry lawful cargoes in bulk, excluding any goods of a dangerous, injurious, flammable or corrosive nature unless carried in accordance with the requirements or recommendations of the competent authorities of the country of the Vessel's registry and of the ports of shipment and discharge and of any intermediate countries or ports through whose waters the Vessel must pass.

            Owners agree not to assert any liens on Charterers' cargo.

      (b) Charterers shall have the right to ship parcels of different qualities and/or for different receivers in separate holds within the Vessel's natural segregation and suitable for her trim provided that such parcels can be loaded, carried and discharged without affecting the Vessel's seaworthiness.

9.    Determination of Cargo Quantity:

      Cargo weight shall be determined at the Loading Port by the loader scale weights and such weight shall be recorded on the Bill of Lading for each shipment. If the scale weight is disputed, the parties shall employ an independent surveyor, cost to be shared equally, to establish the correct Cargo weight. Cargo weight determined by the surveyor will be final and binding on both parties. All time used for third party survey shall not count as laytime.

10.   Shipment Schedule:

      Charterers shall endeavor to provide cargoes fairly evenly spread throughout the year. Charterers and Owners will work closely to coordinate cargo shipments. At the start of each Navigation Season, Charterers shall provide Owners with a tentative vessel schedule for the coming Navigation Season. Charterers and Owners shall thereafter work closely together regarding scheduling. The tentative schedule shall be considered a good faith estimate only and may be changed from time to time in the reasonable discretion of Charterers.

      Throughout the navigation season, Master shall each day, prior to 0730 hours,complete and provide Charterers with a morning report substantially in the form set out in Schedule 2.

11.   Voyage:

      The Vessel shall carry the cargo with due dispatch to the port(s)/berth(s) of discharge designated by Charterers.

      Within 48 hours of the completion of a voyage, Master shall complete and provide Charterers with a trip summary report in the form and manner set out in Schedule 3.

12.   Loading and Discharge:

      (a) Owners or the Master shall in due time prior to commencement of loading submit to Charterers or their nominees at the loading port, a loading plan which shall be based on a reasonable number of shiftings between hatches and also meet applicable rules and regulations, including IMO Code(s). Charterers shall inform Owners/Master of any special composition of cargo required in sufficient time to permit Owners/Master to work out and submit such loading plan.

      (b) Prior to loading, the Vessel's holds shall be adequately cleaned for loading the contracted cargo.

      (c) Charterers shall load and spout-trim the cargo as per the loading plan, free of any risk, liability and expenses to the Vessel. Any extra trimming and/or leveling required by the Master or Owners shall be performed at Owners' expenses and any time lost thereby shall not count as lay time/demurrage. Discharging, including shovel cleaning, shall be effected by Charterers free of any risk, liability and expense to the Vessel.

      (d) The Vessel shall, at her own risk and expense, open and close hatches prior to and after loading/discharging and also during loading/discharging as may be required by Charterers to protect the cargo, provided local shore regulations permit. If same, however, is not permitted by local shore labour regulations, shore labour is to be employed by Charterers at their risk, liability and expense. The Vessel shall furnish and give free use of sufficient light for deck and holds, as on board.

      (e) In the event of loading/discharging being impossible due to inefficiency or any other cause attributable to the Vessel, her Master, her crew or Owners and such impossibility continuing for more than three consecutive hours, Charterers shall have the right to order the Vessel to vacate the bert and shifting from and back the berth shall be at Owners' expense and time.

13.   Freight Rates:

      Freight payable under this COA for any given voyage shall depend on the freight rate agreed upon with the particular customer under the applicable Customer Contract. Accordingly, the applicable freight rate payable to Owner for any given voyage shall be equal to the freight rate payable by the customer to Charterers under the applicable Customer Contract minus $0.10/MT.

      Concomitantly with the execution of this Agreement, Charterers, subject to the confidentiality terms set out hereunder (such terms to be supplemented by a confidentiality agreement to be executed by the parties), shall provide a copy of each of the Customer Contracts that are to be serviced, in whole or in part, with the Vessel pursuant to the terms of the present Agreement. In addition, Charterers shall provide a copy of any new Customers Contracts entered into after the date hereof, that are to be serviced, in whole or in part, with the Vessel.

      Owners shall not use the Customer Contracts nor the information contained therein (collectively the "Confidential Information") for any other purposes than the present Agreement and they shall not disclose to any person or entity other than Owners' representatives any portion of such Confidential Information and only to the extent that is necessary under the present Agreement.

14.   Fuel Adjustment of Freight Rates:

      Unless otherwise provided for under the terms of the relevant Customer Contract, the freight rate set forth in clause 10 may be adjusted throughout the Contract term. For this purpose, the rates shall be comprised of the following components. The vessel component shall represent eighty (80%) percent of the base freight rate and fuel component shall represent twenty (20%) percent of the base freight. The fuel component will remain a fixed amount representing 20% of the 2007 base freight rate for the duration of the agreement.

      The Fuel Component is based on the Posted Purchase Price of MDO per metric tonne at Windsor, Ontario on first day of each calendar month. If the Posted Purchase Price of MDO at Windsor is greater than or less than $800.00 Cdn./MT, the Fuel Component shall be adjusted up or down by and coincident with any increase or decrease in such posted purchase price. The Fuel Component set forth is based upon a net purchase cost of eight hundred ($800) dollars per metric tonne. Attached as Appendix "A" is an agreed example of the manner in which the fuel component will be adjusted.

15.   Additional Charges:

      In addition to the freight payable in accordance with Clause 10 and 11 hereof, Charterers shall reimburse Owners for all taxes other than income taxes and charges assessed against the vessel, charges, tolls, fees, and tariffs of whatsoever nature assessed against the cargo, including without limitation applicable tolls imposed by the St. Lawrence Seaway Authority, during the term of this Contract while engaged in the Charterers trades by any federal, state or local government or agency of government, provided such taxes, charges, tolls, fees or tariffs are payable by the customer under the terms of the applicable Customer Contract.

16.   Laytime and Demurrage/Despatch

      Charterers will make the designated dock at the loading port available for the vessel to load upon arrival. Laytime and demurrage/dispatch to be calculated as per the applicable Customer Contract. The demurrage rate shall be $950 CDN per hour or part thereof. Despatch shall be payable at a rate of $475 CDN per hour or part thereof. .

17.   Marine Services Fee:

      Unless otherwise provided for under the terms of the relevant Customer Contract, the marine services fee is in addition to stated freight rates and will be noted on all invoices and calculated from the following formula: $0.007 per loaded kilometer per metric tonne (or current applicable fee at time of loading). Attached as Appendix "B" is an agreed example of the manner in which the Marine Services Fee will be calculated.

18.   Vessel

      (a)   Owners shall exercise due diligence:

            i. before and at the beginning of the loaded voyage to make the Vessel seaworthy and in every way fit for the voyage and for the trade for which the Vessel is employed;

            ii. throughout the currency of this COA to ensure that the Vessel and her Master and crew comply with all safety, health and other applicable laws and regulations of Canada and of the places where she trades necessary to secure the safe and unhindered loading of the cargo, performance of the voyage and discharging of the cargo.

      (b) Owners shall carry and, on request, provide supporting evidence thereof:

            i. Workers' Compensation and Longshore and Harbor Workers insurance as required by statute;

            ii. Employer's Liability in an amount not less than $1,000,000 per occurrence.

      (c) Owners shall operate the Vessel in accordance with all applicable law, regulations, in force in Canada and at the place where the Vessel load or discharge a cargo.

      (d) The Vessel shall be and Owners shall provide, on request, supporting evidence :

            i. classed as stated in Schedule 1 and Owners warrant that this class shall be maintained throughout the currency of this COA;

            ii. fully insured in respect of loss of or damage to the cargo by a Protection and Indemnity Club or liability underwriter;

            iii.  insured for Hull and Machinery and basic War Risks purposes;

            iv. Pollution Insurance in amounts required by statute, no less than Water Quality Insurance Syndicate ("WQIS") terms and conditions;

            v.    suitable for mechanical loading of the cargo

19.   Bill of Lading:

      Bill of lading, as between the parties, is to act as receipt only.

20.   Payment Method and Terms:

      Unless otherwise provided for under the terms of the applicable Customer Contract, Charterers shall pay freight on the bill of lading quantity within five (5) days of loading. Charterers shall pay all other charges within five (5) days of invoicing. The payment of freight and other charges shall be directed to Voyageur Marine Transport Limited and made by cheque or bank transfer in Canadian dollars at the following bank account:

                  SWIFT BIC: CUCXCATTONTCredit Union Central of Ontario 2810 Matheson Blvd, East
                  Mississauga, Ontario, Canada
                  MCU (Fonthill) Transit: 837-62002

                  Meridian Credit Union
                  1401 Pelham Street
                  Fonthill, Ontario, Canada

                  Acc. No.: 6084511 (chequing)

21.   Set-off:

      Charterer shall have the right to set-off any amount payable under this COA with any amounts due by Owners, whether pursuant to this COA or any other agreement between the parties.

22.   Force Majeure:

      Neither Party shall be held responsible or liable, either directly or indirectly, or be deemed in default or breach of this Contact for (hereinafter "Force Majeure" or "Force Majeure Event") any loss, damage, detention, delay, failure or inability to meet any of its commitments hereunder caused by or arising from any cause whether foreseeable or unforeseeable which is unavoidable or beyond its reasonable control, including without limitation, war, Act of God, hostilities, invasion, insurrection, riot, action taken or the order of any competent civil or military Government, or any State of local Government, explosion, fire, strikes, lockouts, labor disputes, perils of the sea and other waters, dangers of navigation, ice, storms or other adverse weather conditions, or other causes of a similar or dissimilar nature which wholly or partially prevent the Parties or either of them from carrying out the terms of this Contract (other than for the payment of monies already earned hereunder); provided that the Party experiencing such Force Majeure promptly gives to the other Party written notice of the nature of such Force Majeure and that the disabling effect of such Force Majeure shall be eliminated as soon as possible and to the extent reasonably possible and that either Party shall have the right, in its sole discretion, to determine and settle any strike, lockout or labor dispute in which that Party may be involved. Without limiting the scope of the preceding sentence, any delay in discharging the Vessel or inability to discharge the Vessel at a discharge port due to a labor dispute involving the stevedores at such port, including, but not limited to, a dispute involving a claim by such stevedores of the right to operate the Vessel during such unloading operations and the refusal of LLT to allow such Vessel operations by such stevedores, shall constitute a Force Majeure Event.

      In the event that one Party's performance is suspended by Force Majeure, the other Party's obligations to perform hereunder shall be suspended for the duration of the Force Majeure and for such additional reasonable period as may be required because of the existence of the Force Majeure.

23.   Hague-Visby Rules:

      This COA shall be subject to the provisions of Part 5 of the Marine Liability Act of Canada and the Hague-Visby Rules contained in Schedule 3 thereto as applied by such Act.

24.   Liberty Clause:

      The vessel shall have liberty to tow and to be towed and to assist vessels under all conditions; to deviate for the purpose of making necessary repairs, taking on fuel, ship's supplies or equipment, loading, discharging cargo, crew, passengers or other persons having business with the vessel' and any such deviation shall conclusively be deemed reasonable and within the contemplation of the parties hereto and part of the contract voyage; save that in connection with a deviation for the purpose of loading or discharging cargo there shall be no unreasonable delay.

25.   General Average:

      General Average shall be adjusted, stated and settled in Toronto, according to York-Antwerp Rules 1994, or any subsequent modification thereof.

26.   New Jason Clause:

      In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the Carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo. If a salving vessel is owned or operated by the Carrier, salvage shall be paid for as fully as if the said salving vessel or vessels belonged to strangers. Such deposit as the Carrier, or his agent, may deem sufficient to cover the estimated contribution of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo, shippers, consignees or owners of the cargo to the Carrier before delivery.

27.   Both-to-Blame Collision Clause:

      If the Vessel comes into collision with another vessel as a result of the negligence of the other vessel and any act, neglect or default of the Master, Mariner, Pilot or the Servants of the Carrier in the navigation or in the management of the Vessel, the owners of the cargo carried hereunder will indemnify the Carrier against all loss or liability to the other or non-carrying vessel or her owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of the said cargo, paid or payable by the other or non-carrying vessel or her owners to the owners of the said cargo and set-off, recouped or recovered by the other or non-carrying vessel or her owners as part of their claim against the carrying vessel or the Carrier.

28.   COFR:

      Owners warrant to have secured and carry on board the Vessel a US Coast Guard Certificate of Financial Responsibility as required under the US Water Quality Act of 1970 and amendments thereto. Owners also warrant to have secured current certificates for other countries where similar guarantees are required. In no case shall Charterers be liable for any damages as a result of non-compliance with present or future Water Pollution legislation enacted by individual US States or other countries. Time lost as a result of non-compliance not to count as lay-time/demurrage and Owners to hold Charterers harmless against any consequential loss, damage or expense resulting from such non-compliance.

29.   Automated Manifest System (AMS):

      If the Vessel loads or carries Cargo destined for the United States or passing through a port or ports in the United States in transit, the Owners shall comply with the then-current United States Customs regulations (19 CFR 4.7) and shall undertake the role of carrier for the purposes of such regulations and shall, in its own name:

            i.    have in place a SCAC (Standard Carrier Alpha Code);

            ii.   have in place an ICB (International Carrier Bond; and

            iii. submit a cargo declaration by AMS (Automated Manifest System) to the United States Customs.

      The Charterers shall provide all necessary information to the Owners in a timely manner to enable the Owners to submit a timely and accurate declaration with respect to the Cargo, provided that they be supplied with a list of the required information at least five (5) business days prior to being required to supply Owners with same.

      The Owners and the Charterers shall be liable for and shall indemnify, defend and hold the other Party and their agents harmless against any and all costs, duties, penalties, fines, claims, fees, charges, whatsoever, and/or any loss and/or damage whatsoever, including reasonable attorney's fees, related to or arising from the their failure to comply with any of their obligations under this Clause.

      In addition to the foregoing, in the event such failure results in any delay to a Vessel, notwithstanding anything contained herein to the contrary, all time used or lost shall be for the Party in default's account.

30.   ISPS Code:

      (a) (i) From the date of coming into force of the International Ship & Port Facility Security Code ("ISPS Code") and the relevant amendments to the Marine Transportation Security regulations, Owners shall procure that the Vessel and "the Company" (as defined by the ISPS Code) shall comply with the requirements of the ISPS Code relating to the Vessel and "the Company". Upon request Owners shall provide a copy of the relevant Ship Security Certificate as required by the Maritime Transport Security Regulations to Charterers. Owners shall provide Charterers with the full style contact details of the Company Security Officer (CSO).

            (ii) Except as otherwise provided in this Agreement, loss, damage, expense or delay excluding consequential loss, caused by the failure of Owners or "the Company" to comply with the requirements of the ISPS Code shall be for Owners' account.

      (b)   (i) Charterers shall provide the CSO and the Ship Security Officer
            (SSO) or Master and, where sub-letting is permitted under the terms of this Charter Party, shall ensure the contact details of all sub-charterers are likewise provided to the CSO and the SSO/Master. Further more, the Charterers shall ensure that all sub-charter parties they enter into during the period of this Charter Party contain the following provisions:

            "The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners"

            (ii) Except as otherwise provided in this Agreement, loss, damage, expense or delay, excluding consequential loss, caused by failure on the part of Charterers to comply with this Clause shall be for Charterers' account.

      (c) Notwithstanding anything to the contrary provided in this Charter Party, all delay costs or expenses whatsoever arising out of or related to security, regulations or measures required by a port facility or any relevant authority in accordance with the ISPS Code including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be for Charterer's account, unless such costs or expenses result solely from Owners' negligence. All measures required by Owners to comply with the Ship Security Plan shall be for Owners' account.

      (d) If either party makes any payment which is for the other party's account according to this Clause, the other party shall on demand indemnify the paying party.

31.   Covenant Not to Compete.

Owners and each of the Intervenors severally agree that from and after the date hereof until the end of this COA, neither Owners nor any Intervenor will, directly or indirectly, anywhere in the Great Lakes area (in the United States or in Canada), at any relevant time:

      (a) own, manage, operate, join, control, be employed by, render services to, or participate in the ownership, management, operation or control of or serve as advisor or consultant to, or otherwise be connected with in any manner, whether as an officer, director, employee, partner, investor or otherwise, in a business entity or undertaking which is engaged in any business that is the same or similar to or competitive with the business of Charterers; or

      (b) solicit or induce any employee of Charterers to leave his or her employment with Charterers; or

      (c) solicit or request orders of services which are competitive with any services provided by Charterers from any person or entity which is a customer of Charterers.

Nothing contained in this COA shall be deemed to prohibit Owners or any Intervenor from becoming employed by Charterers or providing any consulting services to Charterers, including entering into crewing agreement.

32.   Applicable Law:

      This Agreement shall be construed in accordance with the laws of Canada, including Canadian Maritime Law.

33.   Notices:

      Every notice contemplated by this agreement shall be given by fax to:

               TO OWNERS:

               VOYAGEUR MARINE TRANSPORT LIMITED

               Fax:   ( 905) 892-8161

               Attn:  Fred Huneault

               TO CHARTERERS

               LOWER LAKES TOWING LTD.

               Fax:   (519) 583-1946

               Attn:  Scott Bravener

34.   Assignment and Successors:

      This Agreement may not be assigned without prior consent of the other party. Such consent shall not be unreasonably withheld. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns; provided, however, that Charterers shall have the right to assign this Agreement, in whole or in part and without the consent of Owners, to any parent, subsidiary, affiliate or any successor to all or substantially all of its assets and to any of its lenders.

35.   Entire Agreement:

      This Agreement and the appendices attached hereto and incorporated by reference herein constitutes the entire agreement between the parties and supersedes all previous commitments, whether verbal or written between the parties.

36.   Confidentiality:

      The terms and conditions of this Agreement are confidential and shall not be disclosed to third parties except as required by law.




VOYAGEUR MARINE TRANSPORT LIMITED            VOYAGEUR MARITIME TRADING INC.

Per: /s/ Fred Huneault                       Per: /s/ Fred Huneault
-----------------------------------          -----------------------------------

Title: President                             Title: President
-----------------------------------          -----------------------------------

Date:                                        Date:
-----------------------------------          -----------------------------------


LOWER LAKES TOWING LTD.


Per: /s/ Scott Bravener                      Per:
-----------------------------------          -----------------------------------

Title: President                             Title:
-----------------------------------          -----------------------------------

Date:                                        Date:
-----------------------------------          -----------------------------------

                                  INTERVENTION


Voyageur Maritime Holdings Inc. and Fred Huneault (collectively, the "Intervenors") hereby intervene to the Contract of Affreightment between Voyageur Marine Transport Limited and Lower Lakes Towing Ltd. for the purpose of acknowledging the content of clause 31 (Covenant not to compete) and agreeing to be bound by same.

EXECUTED IN _______________, this 27th day of August 2007.





By:                                    Fred Huneault


                                       /s/ Fred Huneault
                                       -----------------------------------------



By:                                    Voyageur Maritime Holdings Inc.


                                       By: /s/ Fred Huneault
                                       -----------------------------------------
                                       Fred Huneault